EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement of Signature Eyewear, Inc. on Form S-8 (File No. 33-48109) of our report dated February 12, 2007 on our audit of the financial statements and financial statement schedule of Signature Eyewear, Inc. for the year ended October 31, 2006, which report is included in this Annual Report on Form 10-K.



/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
February 12, 2007